UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K/A - NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

April 5, 2007

____________________________

EQUICAP, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other Jurisdiction of Incorporation or Organization)

000-31091	10510 Hillsboro Road Santa Ana, CA 92705	33-0652593
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

909-697-2111
(Registrant’s telephone number, including area code)

5528 Westcott Circle, Frederick, Maryland 217
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On April 5, 2007, Equicap, Inc. (the “Company”), dismissed Paritz & Company, P.A. as its independent certified public accountants in connection with the closing of the acquisition of Usunco Automotive Limited. The decision was approved by the Board of Directors of the Company.

The report of Paritz & Company, P.A. on the Company’s balance sheets as of December 31, 2005 and 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2005 and 2006 did not contain an adverse opinion or disclaimer of opinion, except as stated below. During the Company’s fiscal year ended December 31, 2006 and any subsequent interim period preceding the termination, there were no disagreements with Paritz & Company, PA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Paritz & Company, PA would have caused Paritz & Company, PA to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

(1) In connection with the year ended December 31, 2006 the Report of Independent Registered Public Accounting Firm, issued by Paritz & Company, PA with respect to the Company audited financial statements stated the following:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring net losses and as of December 31, 2006 its current liabilities and total liabilities exceeded its current assets and total assets by $105,445. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

(2) In connection with the year ended December 31, 2005 the Report of Independent Registered Public Accounting Firm, issued by Paritz & Company, PA with respect to the Company audited financial statements stated the following:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring net losses and as of December 31, 2005 its current liabilities and total liabilities exceeded its current assets and total assets by $13,617. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

The Company requested that Paritz & Company, PA furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agrees with the Company’s statements in this Item 4.01(a). A copy of the letter furnished by Paritz & Company, PA in response to that request, dated April 5, 2007, is filed as Exhibit 16.1 to this Form 8-K

(b) On April 5, 2007, Patrizio & Zhao, LLC (“P&Z”) was engaged as the Company’s new independent certified accountants. During the two most recent fiscal years and the interim period preceding the engagement of P&Z, the Company has not consulted with P&Z regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. None.

(b)	Pro forma financial information. None

(c)	Exhibits.

Exhibit Number	Description
16.1	Letter from Paritz & Company, PA dated April 5, 2007 regarding change in certifying accountant. (Previously Filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Equicap, Inc. (Registrant)

Date: April 16, 2007	By:	/s/ David Ming He
David Ming He, Chief Financial Officer